SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                           FORM 8-K/A

                       AMENDMENT No. 1 to

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (date of earliest event reported): January 16, 2004



                   AMERICAN BUSING CORPORATION
     ------------------------------------------------------
     (Exact name of Registrant as specified in its charter)




       Nevada                  000-50243               33-1025552
-----------------------   ---------------------   -------------------
(State of Incorporation   (Commission File No.)   (IRS Identification
or Other Jurisdiction)                                 Number)




            13134 State Route 62, Salem, Ohio 44460
            ----------------------------------------
            (Address of principal executive offices)



                           (330) 332-8534
        -------------------------------------------------
        Registrant's telephone number including area code



  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.


Financial Statements and Pro Forma Financial Information
--------------------------------------------------------

     In connection with the events reported in the Registrant's Form 8-K filed with the Commission on January 23, 2004, the Registrant is filing the following financial statements of its subsidiary, W.W. Cycles, Inc. ("Cycles"), and certain pro forma financial information, as required pursuant to Item 7 of Form 8-K herewith:

     (a) Audited Financial Statements of Cycles for the years ended December 31, 2003 and 2002; and

     (b) Pro forma financial information reflecting the acquisition of Cycles by the Registrant, presented as required pursuant to Article 11 of Regulation S-X.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   AMERICAN BUSING CORPORATION



                                   By:  /s/ Gregory A. Haehn
                                      ----------------------------
                                        Gregory A. Haehn
                                        President



Dated: As of March 31, 2004

                      FINANCIAL STATEMENTS

                       W. W. CYCLES, INC.

             Years ended December 31, 2003 and 2002







                      - - - o o 0 o o - - -



                         C O N T E N T S

                                                          P A G E

   REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS        1
   BALANCE SHEETS                                           2-3
   STATEMENTS OF OPERATIONS                                  4
   STATEMENTS OF SHAREHOLDERS' EQUITY                        5
   STATEMENTS OF CASH FLOWS                                  6
   NOTES TO FINANCIAL STATEMENTS                            7-16






                      - - - o o 0 o o - - -

Report of Independent Certified Public Accountants

W. W. Cycles, Inc.
Salem, Ohio

We have audited the accompanying balance sheets of W. W. Cycles, Inc. as of December 31, 2003 and 2002 and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W. W. Cycles, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



BDO Seidman, LLP
Philadelphia, Pennsylvania

March 23, 2004

                            BALANCE SHEETS

                           W. W. CYCLES, INC.

                       December 31, 2003 and 2002



                                ASSETS

                                                    2003            2002
                                                 -----------     -----------
CURRENT ASSETS
   Cash and cash equivalents                     $   587,917     $   780,372
   Accounts receivable, net                        1,285,106         917,214
   Accounts receivable, affiliates                   315,343            -
   Inventories                                    10,986,080       7,319,486
   Current portion of note receivable, officer       679,405         375,994
   Prepaid expenses                                    8,000          31,712
                                                 -----------     -----------
                      TOTAL CURRENT ASSETS        13,861,851       9,424,778
                                                 -----------     -----------


PROPERTY AND EQUIPMENT, NET                          425,177         462,170
                                                 -----------     -----------

OTHER ASSETS
   Accounts receivable, affiliate                       -            220,000
   Note receivable, officer                             -            139,677
   Deposits                                           16,000          16,000
                                                 -----------     -----------
                      TOTAL OTHER ASSETS              16,000         375,677
                                                 -----------     -----------
                                                 $14,303,028     $10,262,625
                                                 ===========     ===========







          See accompanying notes to financial statements

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002




       LIABILITIES AND SHAREHOLDERS' EQUITY

                                                    2003            2002
                                                 -----------     -----------


CURRENT LIABILITIES
   Lines of credit                              $   450,000      $   150,000
   Notes payable, floor plans                    11,575,660        7,662,177
   Accounts payable, trade                          675,042          682,126
   Accrued expenses                                 258,412          229,377
   Customer deposits                                215,632           61,751
   Current portion of long-term debt                 97,073          113,413
                                                 -----------     -----------
                    TOTAL CURRENT LIABILITIES     13,271,819       8,898,844


LONG-TERM DEBT, NET                                    -             102,631
                                                 -----------     -----------
                    TOTAL LIABILITIES             13,271,819       9,001,475
                                                 -----------     -----------

COMMITMENTS


STOCKHOLDERS' EQUITY
   Common stock - no par value:
     Authorized 750 shares; issued and
       outstanding 100 shares                         45,000          45,000
   Retained earnings                                 986,209       1,216,150
                                                 -----------     -----------
                    TOTAL STOCKHOLDERS' EQUITY     1,031,209       1,261,150
                                                 -----------     -----------
                                                 $14,303,028     $10,262,625
                                                 ===========     ===========










             See accompanying notes to financial statements

                       STATEMENTS OF OPERATIONS

                          W. W. CYCLES, INC.

               Years ended December 31, 2003 and 2002


                                                     2003            2002
                                                 ------------    ------------
OPERATING INCOME
   Sales                                         $ 45,217,270    $ 38,461,692
   Finance, insurance and extended
     service revenues                                 838,573       1,041,228
                                                 ------------    ------------
                TOTAL OPERATING INCOME             46,055,843      39,502,920

COST OF MERCHANDISE SOLD                           41,229,644      34,357,908
                                                 ------------    ------------
                GROSS PROFIT                        4,826,199       5,145,012


OPERATING EXPENSES
   Selling expenses                                 2,513,276       2,564,627
   General and administrative expenses              1,460,092       1,337,531
                                                 ------------    ------------
                                                    3,973,368       3,902,158
                                                 ------------    ------------
                INCOME FROM OPERATIONS                852,831       1,242,854
                                                 ------------    ------------


OTHER INCOME AND (EXPENSE)
   Other income, net                                    6,608          15,987
   Interest expense, net                             (300,937)       (244,433)
                                                 ------------    ------------
                                                     (294,329)       (228,446)
                                                 ------------    ------------
                NET INCOME                       $    558,502    $  1,014,408
                                                 ============    ============










            See accompanying notes to financial statements

                STATEMENTS OF STOCKHOLDERS' EQUITY

                           W. W. CYCLES, INC.

              Years ended December 31, 2003 and 2002




                                        Common Stock          Retained
                                    Shares        Amount      Earnings       Total
                                    ------       -------    -----------   -----------

Balance, January 1, 2002               100       $45,000    $   618,697   $   663,697

Net income                               -             -      1,014,408     1,014,408

Distributions                            -             -       (416,955)     (416,955)
                                    ------       -------    -----------   -----------
Balance, December 31, 2002             100        45,000      1,216,150     1,261,150

Net income                               -            -         558,502       558,502

Distributions                            -            -        (788,443)     (788,443)
                                    ------       -------    -----------   -----------
Balance, December 31, 2003             100       $45,000    $   986,209   $ 1,031,209
                                    ======       =======    ===========   ===========












          See accompanying notes to financial statements

                    STATEMENTS OF CASH FLOWS

                        W. W. CYCLES, INC.

             Years ended December 31, 2003 and 2002

                                                          2003            2002
                                                      ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                         $    558,502      $1,014,408
   Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                           74,564          64,912
     Provision for doubtful accounts                         6,295           3,542
     Loss on sale of property and equipment                  1,609            -
     Increase in accounts receivable, net                 (374,187)       (206,245)
     Increase in inventories                            (3,666,594)     (1,371,749)
     Increase in floor plan liability                    3,913,483       2,325,256
     Decrease in prepaid expenses                           23,712          50,582
     Increase (decrease) in customer deposits              153,881        (105,239)
     Increase (decrease) in accounts payable trade          (7,084)        350,950
     Increase in accrued expenses                           29,035          11,566
                                                      ------------    ------------
        NET CASH PROVIDED BY OPERATING ACTIVITIES          713,216       2,137,983
                                                      ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                      (89,420)       (183,725)
   Proceeds from sale of property and equipment             50,240            -
   Increase in deposits                                       -            (14,300)
   (Increase) decrease in accounts receivable
     affiliates                                            (95,343)       (668,984)
   Increase in notes receivable from officers             (163,734)       (133,442)
                                                      ------------    ------------
        NET CASH USED IN INVESTING ACTIVITIES             (298,257)     (1,000,451)
                                                      ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Short-term borrowings                                   300,000            -
   Distributions                                          (788,443)       (416,955)
   Payments on long-term debt                             (118,971)       (112,427)
                                                      ------------    ------------
        NET CASH USED IN FINANCING ACTIVITIES             (607,414)       (529,382)
        NET INCREASE (DECREASE) IN CASH
                                                      ------------    ------------
          AND CASH EQUIVALENTS                            (192,455)        608,150

   CASH AND CASH EQUIVALENTS, beginning of Year            780,372         172,222
                                                      ------------    ------------
   CASH AND CASH EQUIVALENTS, end of Year             $    587,917    $    780,372
                                                      ============    ============

OTHER SUPPLEMENTARY CASH FLOW INFORMATION
   Interest paid during the year                      $    293,887    $    261,657
                                                      ============    ============



         See accompanying notes to financial statements

                  NOTES TO FINANCIAL STATEMENTS

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:
    W.W. Cycles, Inc. (the Company), doing business as Andrews
Cycles, was incorporated in Ohio in 1984 and operates a retail dealer of motorcycles, all terrain vehicles, scooters and personal watercraft in northeastern Ohio.

Cash and Cash Equivalents:
    Cash and cash equivalents include amounts held in demand deposit accounts and overnight investment accounts. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Contracts in Transit:
    Contracts in transit represent customer finance contracts evidencing loan agreements or lease agreements between the Company, as creditor, and the customer, as borrower, to acquire or lease a vehicle whereby a third-party finance source has given the Company initial, non-binding approval to assume the Company's position as creditor. Funding and approval from the finance source is provided upon the finance source's review of the loan or lease agreement and related documentation executed by the customer at the dealership. These finance contracts are typically funded within ten days of the initial approval of the finance transaction by the third-party finance source. The finance source is not contractually obligated to make the loan or lease to the customer until it gives its final approval and funds the transaction. Until such final approval is given, contracts in transit represent amounts due from the customer to the Company. See Note B for additional information.

Allowance for Doubtful Accounts:
    Accounts are written off when management determines that an account is uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is determined to reduce the Company's receivables to their carrying value, which approximates fair value. The allowance is estimated based on historical collection experience, specific review of individual customer accounts, and current economic and business conditions. Historically, the Company has not incurred any significant credit related losses.

Revenue Recognition:

Vehicle Sales:
    The Company records revenue when vehicles are delivered and title has passed to the customer, when vehicle service or repair work is performed and when parts are delivered. Sales promotions that are offered to customers are accounted for as a reduction to the sales price at the time of sale. Incentives, rebates and holdbacks offered by manufacturers directly to the Company are recognized at the time of sale if they are vehicle specific, or as earned in accordance with the manufacturer program rules and are recorded as a reduction of cost of merchandise sold.

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued):

Finance, Insurance and Extended Service Revenues:
    The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers and the interest rates set by the financing institution. The Company also receives commissions from the sale of various third party insurance products to customers and extended service contracts. These commissions are recorded as revenue at the time the customer enters into the contract. The Company is not the obligor under any of these contracts. In the case of finance contracts, a customer may prepay or fail to pay their contract, thereby terminating the contract. Customers may also terminate extended service contracts, which are fully paid at purchase, and become eligible for refunds of unused premiums. In these circumstances, a portion of the commissions the Company receives may be charged back based on the relevant terms of the contracts. The revenue the Company records relating to commissions is net of an estimate of the ultimate amount of chargebacks the Company will be required to pay. Such estimates of chargeback experience is based on our historical chargeback expense arising from similar contracts.

Fair Value of Financial Instruments:
    Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt, including floor plan notes payable. The carrying amount of all significant financial instruments approximates fair value due either to length or maturity or variable interest rates that approximate prevailing market rates.

Inventories:
    Parts and accessories inventories are stated at the lower of cost or market using the first-in, first-out method. Vehicle inventories are stated at the lower of cost or market using the specific identification method.

Concentration of Credit Risk:
    Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

    The Company's policy is to review the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. In the ordinary course of business, the Company has bank deposits and overnight repurchase agreements that may exceed federally insured limits.

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of Credit Risk (Continued):
    Concentration of credit risk, with respect to accounts receivable-customers, is limited through the Company's credit evaluation process. The Company reviews the credit history before extending credit. Generally, the Company does not require collateral from its customers.

Property and Equipment:
    Property and equipment are stated at cost. Maintenance and repairs that do not add materially to the value of the asset nor appreciably prolong its useful life are charged to expense as incurred. Gains or losses on the disposal of property and equipment are included in the determination of income.

    Depreciation of property and equipment and amortization of leasehold improvements are provided using the straight-line method over the following estimated useful lives:

          Fixtures, and equipment...............    5-7 years
          Vehicles..............................      5 years
          Leasehold Improvements................     15 years

Impairment of Long-Lived Assets:
    Long-lived assets are reviewed for impairment whenever events such as product discontinuances, product dispositions or other changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds the sum of non-discounted cash flows expected to result from the asset's use and eventual disposition. An impairment loss is measured as the amount by which the carrying amount exceeds its fair value, which is typically calculated using discounted expected future cash flows. The discount rate to these cash flows is based on the Company's weighted average cost of capital, which represents the blended after-tax costs of debt and equity. There were no indications of impairments at December 31, 2003 or 2002.

Income Taxes:
    The Company, with the consent of its shareholders, has elected to have its income taxed as an S corporation under
Section 1362 of the Internal Revenue Code. As such, the Company does not pay corporate income taxes and is not allowed net operating tax loss carrybacks or carryovers as deductions. Instead, the shareholders include their proportionate share of the Company's taxable income or loss in their individual income tax returns.

    The book basis of net assets differ from the tax basis primarily due to depreciation differences caused by accelerated depreciation methods used for tax and certain accrued expenses which are not deductible for tax until paid.

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Product Warranty:
    The Company sells both manufacturers and company warranties.
The anticipated costs related to company's product warranties are accrued when units are sold. Product warranties are insignificant.

Advertising Costs:
    Advertising costs are expensed when incurred. Charges to operations amounted to
$752,371 in 2003 and $645,080 in 2002.

Use of Estimates:
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002


NOTE B - ACCOUNTS RECEIVABLE, NET

    Accounts receivable, net consisted of the following:

                                            2003           2002
                                         -----------   -----------
      A/R-Customers and dealers          $   651,932   $   365,168
      A/R-Manufacturers                      328,790       247,640
      A/R-Employees                            4,902        24,086
      Contracts in transit                   324,482       305,320
                                         -----------   -----------
                                           1,310,106       942,214

      Allowance for doubtful accounts         25,000        25,000
                                         -----------   -----------
                                         $ 1,285,106   $   917,214
                                         ===========   ===========



NOTE C - INVENTORIES

    Inventories consisted of the following:

                                            2003           2002
                                         -----------   -----------
      Parts and accessories              $   736,308   $   624,499
      Vehicles                            10,249,772     6,694,987
                                         -----------   -----------
                               TOTALS    $10,986,080   $ 7,319,486
                                         ===========   ===========


NOTE D - PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                            2003           2002
                                         -----------   -----------

      Fixtures and equipment             $   178,737   $   135,561
      Vehicles                               234,558       260,898
      Leasehold improvements                 264,328       264,328
                                         -----------   -----------
                                             677,623       660,787
      Less accumulated depreciation          252,446       198,617
                                         -----------   -----------
              NET PROPERTY AND EQUIPMENT $   425,177   $   462,170
                                         ===========   ===========

    Depreciation expense charged to operations amounted to $74,564 in 2003 and $64,912 in 2002.


NOTE E - NOTE RECEIVABLE OFFICER

    Note receivable officer consisted of advances to an officer and advances to companies that the officer owns bearing interest at 6% with no stipulated repayment terms. Interest income on these notes amounted to $13,364 in 2003 and $15,980 in 2002. The notes are expected to be repaid within a year.

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002


NOTE F - LINES OF CREDIT

    The following is a summary of the Company's line of credit agreements:


                                                                        2003             2002
                                                                     -----------     -----------
      A $250,000 line of credit with one of its suppliers
       bearing interest at 7.5%.  The loan is collateralized
       by substantially all of the Company's assets.  The
       outstanding principal balance is payable in full by
       December 2004.  The Company can re-borrow on
       the line one month subsequent to payoff.                      $   150,000     $   150,000
      A $300,000 revolving line of credit at a bank bearing
        interest at a variable rate of prime plus one percent
       (5% at December 31, 2003).  The loan is collateralized by
       substantially all the Company's assets and the building
       owned personally by an officer.                                   300,000               0
                                                                     -----------     -----------
                                                                     $   450,000     $   150,000
                                                                     ===========     ===========


NOTE G - NOTES PAYABLE - FLOOR PLANS

    The Company has floor plan financing agreements for the purchase of its new and used vehicle inventory. The floor plans are collateralized by substantially all corporate assets. The following is a summary of floor plan financing agreements:


                                                                        2003             2002
                                                                     -----------     -----------
      Kawasaki Motors Finance Company floor plan
       agreement provides for borrowings up to
       $1,240,010.  Interest is payable monthly and
       fluctuates with prime and varies based on the type
       of unit financed and the length of time the unit
       remains on the floor plan (ranging from 7% to 18%
       at December 31, 2003).  Principal payments are
       due upon the sale of the specific units financed.             $   720,246     $ 1,126,763
      American Honda Finance floor plan agreement
       provides for borrowings up to $2,000,000.
       Manufacturers at their discretion may increase the
       borrowings.  Interest is payable monthly and
       fluctuates with prime and varies based on the type
       of unit financed and the length of time the unit remains
       on the floor plan (ranging from 4.5% to 6% at
       December 31, 2003).  Principal payments are due upon
       the sale of the specific units financed.                        3,706,011       2,238,128
                                                                     -----------     -----------
                           CARRIED FORWARD                             4,426,257       3,364,891

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002


NOTE G - NOTES PAYABLE (CONTINUED)


                                                                        2003             2002
                                                                     -----------     -----------
                           BROUGHT FORWARD                           $ 4,426,257     $ 3,364,891
      Deutsche Financial Service floor plan agreement for
       Yamaha units provides for borrowings up to $2,500,000.
       Interest is payable monthly and fluctuates with prime
       and varies based on the type of unit financed and the
       length of time the unit remains on the floor plan
       (ranging from 3.3% to 5.83% at December 31, 2003).
       Principal payments are due upon the sale of the
       specific units financed.                                        1,247,034       1,452,955
      Deutsche Financial Service floor plan agreement for
       Suzuki units provides for borrowings up to $1,000,000.
       Manufacturers at their discretion may increase the
       borrowings.  Interest is payable monthly and fluctuates
       with prime and varies based on the type of unit financed
       and the length of time the unit remains on the floor plan
       (ranging from 3% to 4.583% at December 31, 2003).
       Principal payments are due upon the sale of the specific
       units financed.                                                 4,508,402       2,300,237
      Deutsche Financial Service floor plan agreement for
       Special Products provides for borrowings up to
       $1,500,000.  Interest is payable monthly and fluctuates
       with prime and varies based on the type of unit financed
       and the length of time the unit remains on the floor plan.
       Principal payments are due upon the sale of the specific
       units financed.                                                         0           5,450
      Polaris Acceptance floor plan agreement provides for
       borrowings up to $325,000.  Manufacturers at their
       discretion may increase the borrowings.  The agreement
       is collateralized by specific units financed (ranging from
       2.43% to 3.61% at December 31, 2003).  Principal
       payments are due the earlier of date of sale or one
       year after financing.                                             398,230         220,234
      Fifth Third Bank floor plan agreement provides for
       borrowings up to $2,500,000.  Interest is payable
       monthly and fluctuates with prime and varies based
       on the type of unit financed and the length of time
       the unit remains on the floor plan (4% at
       December 31, 2003).  Principal payments are due
       upon the sale of the specific units financed.                     995,737         318,410
                                                                     -----------     -----------
                                    TOTALS                           $11,575,660     $ 7,662,177
                                                                     ===========     ===========

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002



NOTE H - LONG-TERM DEBT

    The following is a summary of long-term debt:


                                                                        2003             2002
                                                                     -----------     -----------
      Note payable to bank bearing interest at 6.85%,
       payable in monthly installments of $1,635, through
       July 2004, collateralized by vehicle.                         $    11,186     $    29,358
      Noninterest bearing note payable to finance company,
       payable in monthly installments of $518, through
       November 2004, collateralized by vehicle.                           5,177          11,389
      Note payable to bank bearing interest at 5.75%,
       payable in monthly installments of $7,576, through
       November 2004, collateralized by second mortgage
       on commercial real estate owned by a shareholder.                  80,710         164,324
      Note payable to bank bearing interest at 8.6%,
       payable in monthly installments of $546, through
       December 2005, collateralized by vehicle.                               0          10,973
                                                                     -----------     -----------
                                                                          97,073         216,044
      Less current maturities                                             97,073         113,413
                                                                     -----------     -----------
                                                       TOTALS        $         0     $   102,631
                                                                     ===========     ===========



NOTE I - RELATED PARTY TRANSACTIONS

Related Party Transactions:

    Accounts receivable, affiliates consisted of the following:

                                                                        2003             2002
                                                                     -----------     -----------
       Noninterest bearing advances to and transfer of
             product at cost to Andrews North, Inc., a corporation
             in Cleveland, Ohio affiliated through common
             ownership interest to be repaid within one year         $   220,000     $   220,000
       Non-interest bearing advances of $90,000 and sale
          of product of $5,343 to individuals related to
          the shareholders of the corporation to be repaid
          within one year                                                 95,343               0
                                                                     -----------     -----------
                                                                         315,343         220,000
       Less current maturities                                           315,343               0
                                                                     -----------     -----------
                                                       TOTALS        $         0     $   220,000
                                                                     ===========     ===========

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002



NOTE I - RELATED PARTY TRANSACTIONS (CONTINUED)

    Note receivable officer amounted to $679,405 at December 31, 2003 and $515,671 at December 31, 2002 (See Note E).

    A portion of GAP insurance was purchased through a related corporation. Charges to operations amounted to $-0- in 2003 and $36,654 in 2002.

    The Company leases a vehicle from a shareholder on a month-to-month basis. Charges to operations amounted to $4,370 in 2003 and $9,014 in 2002.

     The Company leases its retail facility from a shareholder under a five-year agreement with two five year renewal terms.
The Company guarantees the debt on the building which amounted to approximately $350,000 at December 31, 2003. In accordance with Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), the rental activities may qualify as a Variable Interest Entity and need to be consolidated by the Company in the first quarter 2004. The Company can not currently estimate the impact that this will have on its financial statements.

     Charges to operations amounted to $180,000 in 2003 and in 2002.

    The following is a summary of future minimum lease payments under operating leases that have initial or remaining noncancellable terms in excess of one year as of December 31, 2003:

          YEAR ENDING                      AMOUNT
          -----------                     --------
             2004                         $180,000
             2005                          180,000
             2006                          180,000
             2007                          180,000
             2008                          180,000
                                          --------
                                          $900,000
                                          ========


NOTE J - EMPLOYEE BENEFIT PLANS

    The Company sponsors a Simple Retirement Plan for all eligible employees. The Company matches 100% of employee contributions up to 3% of compensation. Charges to operations amounted to $20,870 in 2003 and $24,092 in 2002.

                       W. W. CYCLES, INC.

                   December 31, 2003 and 2002




NOTE K - SUBSEQUENT EVENTS

    On December 30, 2003, the shareholders of the Company entered into a Stock Purchase and Reorganization Agreement in which effective January 16, 2004 (the Closing Date) the Company was issued an aggregate of 7,850,000 restricted shares of common stock, $.001 par value, of American Busing Corporation in exchange for all of the outstanding shares of the common stock of the Company, resulting in the Company becoming a wholly-owned subsidiary of American Busing Corporation, an inactive public company. The acquisition was accounted for as a recapitalization with the Company being the registrant subsequent to the merger. The Company will continue to operate as a motorcycle dealership in northeastern Ohio under the name of Andrews Cycles.

    Effective January 1, 2004, the Company's election to be an S
Corporation was terminated.

    On February 27, 2004, the shareholders of the Company signed a letter of intent to purchase a motorcycle dealership in Chicago currently operating as Chicago Cycles. The letter of intent is subject to the performance of a due diligence review and the ability to raise the financing needed to complete the transaction. Upon completion of the acquisition, the Chicago dealership will operate as a wholly owned subsidiary of American Busing Corporation.

      UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

    On December 30, 2003, the shareholders of W.W. Cycles, Inc., an Ohio Corporation, (Cycles) entered into a Stock Purchase and Reorganization Agreement in which the shareholders of Cycles were issued 7,850,000 restricted shares of common stock, $.001 par value, of American Busing Corporation, a Nevada Corporation, (Registrant) in exchange for all of the issued and outstanding common shares of Cycles. The transaction became effective on January 16, 2004 (Closing date) and as a result, Cycles became a wholly-owned subsidiary of American Busing Corporation. The acquisition will be accounted for as a recapitalization whereby, for accounting purposes, Cycles will be considered the accounting acquirer and the historical financial statements of Cycles will become the historical financial statements of the registrant.

    On the Closing Date, in consideration of a payment of $21,250, the Registrant acquired and subsequently retired all of the shares of Common Stock (8,500,000 shares) of the Registrant owned by the Registrant's sole director and officer. In addition, loans from the former shareholder amounting to $30,000 were forgiven. The funds used to acquire the shares were loaned to the Registrant by the majority shareholder of Cycles.

    In connection with the merger, the Registrant issued to a financial advisor, warrants to purchase up to 1,000,000 shares of the Common Stock in consideration for financial advisory services provided to the Registrant and Cycles in connection with the merger. The Warrants are exercisable for a period of six years after their date of issuance, at an exercise price of $1.00 per share, provided that the Warrants may not be exercised prior to the first anniversary date of issuance.

    The following Pro Forma Consolidated Balance Sheet presents Cycles' Consolidated Balance Sheet at December 31, 2003 as if the merger had taken place on that date. The Pro Forma Consolidated Statements of Operations were omitted due to the fact that the operations of American Busing Corporation are insignificant and the pro forma operating results would essentially be the same as Cycles' historical results.

                   AMERICAN BUSING CORPORATION
           UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET

                                                       BALANCE SHEET
                                              ----------------------------------------
                                                                    American
                                              W. W. Cycles, Inc.    Busing Corporation
                                              December 31, 2003     August 31, 2003       ADJUSTMENTS        TOTAL
                                              ------------------    ------------------    -----------    -------------
ASSETS
CURRENT ASSETS
   Cash                                         $     587,917          $      1,706       $      -       $     589,623
   Accounts receivable, net                         1,285,106                                                1,285,106
   Accounts receivable affiliates                     315,343                                                  315,343
   Inventories                                     10,986,080                                               10,986,080
   Current portion of note receivable officer         679,405                                                  679,405
   Prepaid expenses and other current assets            8,000                                                    8,000
   Deferred income taxes                                 -                                     35,700 e         35,700
                                                -------------          ------------       -----------    -------------
        TOTAL CURRENT ASSETS                       13,861,851                 1,706            35,700       13,899,257

PROPERTY AND EQUIPMENT, NET                           425,177                 9,166                            434,343

OTHER ASSETS                                           16,000                                                   16,000
                                                -------------          ------------       -----------    -------------
                                                $  14,303,028          $     10,872       $    35,700    $  14,349,600
                                                =============          ============       ===========    =============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable                                $  12,025,660          $       -          $      -       $  12,025,660
   Accounts payable and accrued expenses              933,454                 7,841                            941,295
   Loans from shareholder                                -                   30,000           (30,000) b        21,250
                                                                                               21,250  b
   Customer deposits                                  215,632                                                  215,632
   Current portion of long-term debt                   97,073                                                   97,073
                                                -------------          ------------       -----------    -------------
        TOTAL CURRENT LIABILITIES                  13,271,819                37,841            (8,750)      13,300,910

DEFERRED INCOME TAXES                                                                          20,700  e        20,700
                                                -------------          ------------       -----------    -------------
        TOTAL LIABILITIES                          13,271,819                37,841            11,950       13,321,610
                                                -------------          ------------       -----------    -------------

STOCKHOLDERS' EQUITY
   Common stock                                        45,000                11,075           (37,150) a        10,425
                                                                                               (8,500) b

   Additional paid-in capital                            -                    5,250            37,150  a     1,017,459
                                                                                               17,240  b
                                                                                               15,000  c
                                                                                              (43,390) d
                                                                                              971,209  e
                                                                                               15,000  e
   Retained earnings (deficit)                        986,209               (43,390)           43,390  d          -
                                                                                              (15,000) e
                                                                                             (971,209) e
        Other accumulated comprehensive income           -                      106                                106
                                                -------------          ------------       -----------    -------------
                                                    1,031,209               (26,959)           23,740        1,027,990
        Less: share subscription receivable              -                       10               (10) b          -
                                                -------------          ------------       -----------    -------------
        TOTAL SHAREHOLDERS' EQUITY                  1,031,209               (26,969)           23,750        1,027,990
                                                -------------          ------------       -----------    -------------
                                                   14,303,028                10,872            35,700       14,349,600
                                                =============          ============       ===========    =============

a = Issuance of 7,850,000 shares of American Busing Corporation in exchange for all of the 100 shares of W.W. Cycles, Inc.
b = Repurchase and retirement of 8,500,000 shares of American Busing Corporation in exchange for payment of $21,250 that was loaned to the Company by its majority shareholder. Cancellation of all outstanding loans from a former shareholder of the Registrant totaling $30,000.
c = Issuance of warrants to the financial advisor. The warrants were valued at fair value ($.015) of the underlying common stock at the date of issuance.
d = 	Elimination of accumulated deficit of American Busing Corporation.
e = 	Effect of change from an S Corporation to a C Corporation.